UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  April 29, 2015

_______________________________________________________________________

LEE ENTERPRISES, INCORPORATED

 (Exact name of Registrant as specified in its charter)

_______________________________________________________________________

Commission File Number 1-6227

Delaware (State of Incorporation)	42-0823980 (I.R.S. Employer Identification No.)

201 N. Harrison Street, Davenport, Iowa  52801
(Address of Principal Executive Offices)

(563) 383-2100
Registrant’s telephone number, including area code

_____________________________________________________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 29, 2015, the Board of Directors of Lee Enterprises, Incorporated (the “Company”) elected Ronald A. Mayo as (a) Vice President of the Company, effective May 1, 2015, and (b) Chief Financial Officer and Treasurer of the Company, effective on the earlier of July 1, 2015 or Carl G. Schmidt’s retirement as Chief Financial Officer and Treasurer.

From 2014 to 2015, Mr. Mayo, a certified public accountant, served as Chief Financial Officer of Halifax Media Group, until its acquisition by New Media Investment Group, Inc., in January of this year.  From 2001 to 2013, Mr. Mayo, age 53, served as Vice President and Chief Financial Officer of MediaNews Group, Inc.  Before entering the media industry, Mr. Mayo was an audit senior manager with Ernst & Young.

Effective May 1, Mr. Mayo’s annual cash base salary will be $475,000, with a maximum potential cash bonus of 50% of his annual cash base salary, but not to exceed $237,500.  Mr. Mayo will participate in the benefit plans currently available to the Company’s executives, as described in its Proxy Statement filed on January 9, 2015.

Also, in connection with his election as Vice President, effective May 1, Mr. Mayo received an award of 43,445 shares of the Company’s restricted common stock (“Restricted Common Stock”) with an aggregate grant date fair value of $142,500 pursuant to the Company’s Amended and Restated 1990 Long-Term Incentive Plan (“LTIP”).  Participants currently do not pay for Restricted Common Stock awarded under the LTIP.  Restricted Common Stock granted under the LTIP is subject to an agreement requiring forfeiture by the participant in the event of termination of employment within three years of the grant date for reasons other than normal retirement, death or disability.

Mr. Mayo has no reportable relationship with the Company or its affiliates.

On April 29, 2015, the Company issued a news release that provides additional information about Mr. Mayo.  A copy of the news release is furnished as Exhibit 99.1 to this Current Report on Form 8-K, and is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits
	99.1	News Release of Lee Enterprises, Incorporated dated April 29, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LEE ENTERPRISES, INCORPORATED

Date: May 1, 2015	By:
Carl G. Schmidt
Vice President, Chief Financial Officer and Treasurer

Exhibit 99.1 - News Release of Lee Enterprises, Incorporated dated April 29, 2015

                        Davenport, IA 52801
lee.net

Lee Enterprises selects Ronald A. Mayo to be CFO

NEWS RELEASE

DAVENPORT, Iowa (April 29, 2015) – Lee Enterprises (NYSE: LEE), a leading provider of news, information and advertising in 50 markets, has selected Ronald A. Mayo as vice president, chief financial officer and treasurer. Mayo, 53, will succeed Carl G. Schmidt, who announced in January his plans to retire later this spring.

Mary Junck, Lee chairman and chief executive officer, said Mayo is a seasoned media financial executive with a strong history of improving cash flow, controlling costs and fostering investor relationships.

“Ron will be a great asset to Lee during this time of transformation. He has a vast understanding of the industry and a great record of driving positive results,” she said. “As we continue to expand our digital presence and best position our print products, his experience and expertise will be key. We’re excited to have him join the company.”

Mayo’s career includes 19 years with MediaNews Group, including 12 years as vice president and chief financial officer. Most recently, he was chief financial officer of Halifax Media Group until its acquisition by New Media Investment Group, Inc. in January of this year.

Before entering the media industry, Mayo was an audit senior manager with Ernst & Young in Houston, Texas. He is a graduate of Texas A&M University. He and his wife, Karen, have two adult children.

"This is an exciting time to join Lee Enterprises, a company I have long admired for its strong operational reputation and its fiscal discipline,” Mayo said. “I look forward to joining the talented management team and contributing to the company’s future success while serving Lee’s investors and shareholders.”

Lee Enterprises is a leading provider of local news and information, and a major platform for advertising, in its markets, with 46 daily newspapers and a joint interest in four others, rapidly growing digital products and nearly 300 specialty publications in 22 states. Lee's newspapers have circulation of nearly 1.1 million daily and more than 1.4 million Sunday, reaching well more than three million readers in print alone. Lee's websites and mobile and tablet products attracted 26.9 million unique visitors in March 2015. Lee's markets include St. Louis, MO; Lincoln, NE; Madison, WI; Davenport, IA; Billings, MT; Bloomington, IL; and Tucson, AZ. Lee Common Stock is traded on the New York Stock Exchange under the symbol LEE. For more information about Lee, please visit lee.net.

Contact:
Charles Arms
Director of Communications
IR@lee.net
(563) 383-2100

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